Exhibit 99.2
Memorandum

Date:	June 5, 2006

To:	Trizec Employees

From:	Tim Callahan

Re:	IMPORTANT Company Announcement

Good morning. I’m taking the unusual step of sending this company-wide e-mail because I want to share some important information that will affect each and every Trizec employee. My hope is that you hear this news from me first.
As you well know, over the last several years, our management team took significant steps to position Trizec for future opportunities and we’ve been on the path of steady growth. We just finished a year in which Trizec acquired more property than ever before in a highly competitive market, especially for the top quality properties we prefer. Our accomplishments are widely recognized and today, we see the results of that recognition.
Late last night the Boards of Directors of both Trizec Properties and Trizec Canada separately approved a merger agreement and plan of arrangement agreement with Brookfield Properties, whereby Brookfield will acquire the stock of both Trizec Properties and Trizec Canada in a transaction valued at $8.9 billion. We just issued a press release announcing this transaction before the opening of trading on the New York Stock Exchange. You can find the full announcement on myTrizec.
Under the terms of the merger with Trizec Properties, Brookfield will acquire all outstanding shares of our common stock of Trizec Properties that are not owned by Trizec Canada for U.S. $29.01 per share in cash. This price is significantly higher than our most recent stock closing price ($24.60) and represents further acknowledgement for the impressive company we’ve built.
We expect that the closing of this acquisition will occur during the third or fourth quarter of 2006, subject to customary closing conditions and approval of the stockholders of both Trizec Properties and Trizec Canada. Assuming the transaction closes, Trizec Properties will no longer be a publicly traded company. Over the next few months leading up to the closing, it will be critically important that we all focus on a smooth transition for our employees, customers, partners and all other stakeholders alike.
As for our employees in particular, we remain committed to your welfare and to maintaining the best total workplace experience. While we are announcing this agreement today, many operational questions have yet to be answered on both sides of the transaction. To this point, as two separate companies, Trizec and Brookfield were limited in the discussions we were legally permitted to engage in prior to announcing the acquisition agreement. Hence, it is too early to know the extent of any employee changes. Understanding the initial shock this sudden announcement brings, I’d like to assure you that we will be working very diligently to define specific transition plans, to define the impact to each employee, and to continue to communicate with you as openly and often as possible to ensure you are appropriately informed.

To that end, I’d like to invite you to listen to an employee call that I’ll be leading today at noon CDT when Bill Tresham and I will be providing greater detail about the transaction and information on next steps.
To access the call, please dial the participant dial-in number for the US/Canada: 877-626-0598; or from an international location dial: 706-679-1441. Please reference Conference ID: 1306766. Please join your co-workers and connect together as a group as much as possible.
In the interim and following this announcement, this news will certainly create local and national media interest, and while this goes without saying at Trizec, it continues to be imperative that the only persons providing external commentary on the transaction should be approved Trizec spokespersons. Should you receive any external inquiries from analysts, investors or media, please refrain from comment, but rather forward all inquiries to Dennis Fabro at 312.798.6290 (analysts/investors) and Paige Steers at 312.798.6118 (media).
I’d like to encourage each of you to see the opportunity that lies ahead as we move forward into the next phase of Trizec’s evolution. I know you will continue to grow and build our business distinctively better with the same dedication that has made Trizec the success it is today.
I look forward to providing you with more detail today on our call.
Thank you,
Tim
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Additional Information About the Acquisition and Where to Find It
This communication is being made in respect of the proposed merger transaction involving Trizec Properties, Trizec Canada and Brookfield Properties. In connection with this transaction, Trizec Properties will file a proxy statement with the SEC. Stockholders are urged to read the proxy statement carefully and in its entirety when it becomes available because it will contain important information about the proposed transaction.
The final proxy will be mailed to Trizec Properties’ stockholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s Internet Web site, www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained for free at Trizec Properties’ Web site, www.trz.com, or by contacting Dennis Fabro, senior vice president, investor relations, Trizec Properties, telephone: (312) 798.6290.
Trizec Properties and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information regarding Trizec Properties’ directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the proxy statement relating to the proposed transactions, when it becomes available.
Safe Harbor Statement
This release contains forward-looking statements, within the meaning of the federal securities laws, relating to our business and financial outlook which are based on our current expectations, beliefs, projections, forecasts, future plans and strategies, and anticipated events or trends. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. We intend these forward-looking statements, which are not guarantees of future performance and financial condition, to be covered by the safe harbor provisions for forward-looking statements contained in the federal securities laws. Forward-looking statements are not historical facts. Instead, such statements reflect estimates and assumptions and are subject to certain risks and uncertainties that are difficult to predict or anticipate. Therefore, actual outcomes and results may differ materially from those projected or anticipated in these forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, without limitation, the risks described under “Item 1A. Risk Factors” in our 2005 Form 10-K, filed with the Securities and Exchange Commission on March 14, 2006, as the same may be supplemented from time to time. These factors include, without limitation, the following: changes in national and local economic conditions, including those economic conditions in our seven core markets; the extent, duration and strength of any economic recovery; our ability to maintain occupancy and to timely lease or re-lease office space; the extent of any tenant bankruptcies and insolvencies; our ability to sell our non-core office properties in a timely manner; our ability to acquire office properties selectively in our core markets; our ability to integrate and realize the full benefits from our acquisitions, including our recently completed acquisition of certain office properties and undeveloped land parcels that were formerly owned by Arden Realty, Inc.; our ability to maintain REIT qualification and changes to U.S. tax laws that affect REITs; material increases in the amount of special dividends payable to affiliates of Trizec Canada Inc. on shares of our special voting stock as a result of increases in the applicable cross-border withholding tax rates; Canadian tax laws that affect treatment of investment in U.S. real estate companies; the competitive environment in which we operate; the cost and availability of debt and equity financing; the effect of any impairment charges associated with changes in market conditions; the sale or other disposition of shares of our common stock owned by Trizec Canada Inc.; our ability to obtain, at a reasonable cost, adequate insurance coverage for catastrophic events, such as earthquakes and terrorist acts; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.